UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Vicor Corporation (the “Company”) approved and adopted an amended form of award agreement for the grant of non-qualified stock options (the “amended award agreement”) under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated (the “Plan”). In addition, the Committee made various grants using the amended award agreement on May 12, 2021, including grants to certain of the Company’s named executive officers which are described below.

The amended award agreement provides that if employment or service to the Company is terminated at the award recipient’s election or as a result of the award recipient’s death or disability, all vested stock options may be exercised for a period of 90 calendar days from the date of termination or until the expiration date of the stock options as provided for in the award agreement (the “Expiration Date”), whichever is earlier, after which time the stock options terminate. Further, the amended award agreement provides that if employment or service to the Company is terminated by the Company, all vested stock options may be exercised for a period of 30 calendar days from the date of termination or until the Expiration Date of the stock options, whichever is earlier, after which time the stock options terminate. Prior to the amendments reflected in the amended award agreement, the award agreement included an exception whereby the vested stock options of an employee who ceased employment with the Company due to a qualified retirement terminated only on the Expiration Date of the stock options as though employment had not ceased (the “Exception”). The amended award agreement eliminates the Exception. Neither the prior award agreement, nor the amended award agreement, provided or provides for the acceleration of vesting upon retirement.

As noted above, the Committee awarded stock options to certain named executive officers under the amended award agreement, including 4,569 options to Philip D. Davies, 3,792 options to Michael S. McNamara and 4,332 options to Claudio Tuozzolo. The options have an exercise price of $75.43 per share and vest at a rate of 20% per year on the anniversary of the grant date. Additionally, after each 20% increment vests, that 20% increment will expire two years after the vesting date if not exercised.

The preceding description of the amended award agreement is a summary only and is qualified in its entirety by the amended award agreement approved and adopted by the Committee, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Award Agreement under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date May 13, 2021	By:	/s/ Richard J. Nagel, Jr.
Richard J. Nagel, Jr.
Vice President, Interim Principal Financial Officer